Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Sotera Health Company (the “Company”), do hereby certify, to each such officer’s knowledge, that the Annual Report on Form 10-K for the year ended December 31, 2022 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 28, 2023	/s/ Michael B. Petras, Jr. Michael B. Petras, Jr. Title: Chairman and Chief Executive Officer (Principal Executive Officer)
Dated: February 28, 2023	/s/ Michael F. Biehl Michael F. Biehl Title: Interim Chief Financial Officer (Principal Financial Officer)
The foregoing certifications are furnished and are not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), and are not deemed to be incorporated by reference into any filing of Sotera Health Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Sotera Health Company specifically incorporates them by reference.